Exhibit  4.06



                                                                  GRANT THORNTON
                                                              GRANT THORNTON LLP




               Consent of Independent Certified Public Accountants
               ---------------------------------------------------




WTAA  International,  Inc.
1027 S Rainbow Blvd, Unit 391
Las  Vegas,  NV  89145


We have issued our report dated March 23, 2001, accompanying the financial statements included in the Annual Report of WTAA International, Inc. on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the 'incorporation by reference of said report in the Registration Statements of WTAA International, Inc. on Form S-8 (File No. 000-28847, effective September 14, 2001).

/S/  Grant Thornton LLP

Seattle,  Washington

September 14, 2001



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